Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of
the
Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of U-Store-It Trust (the “Company”), each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2007 (the “Report”) filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2007	/s/ DEAN JERNIGAN
Dean Jernigan
President and Chief Executive Officer

Date: August 9, 2007	/s/ CHRISTOPHER P. MARR
Christopher P. Marr
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.